Exhibit (i)

Tel: (787) 274-1212

Fax: (787) 274-1470

www.pmalaw.com

                                         April 6, 2022

Popular Income Plus Fund, Inc.

Popular Center North Building, Second Level (Fine Arts)

San Juan, Puerto Rico 00918

 Ladies and Gentlemen:

We have acted as special Puerto Rico counsel to Popular Income Plus Fund, Inc., a Puerto Rico corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (as amended, the “Act”) of shares of the Company’s common stock, par value $0.01 per share, designated as Class A Common Stock (“Class A Stock”), Class C Common Stock (“Class C Stock”), and Class I Institutional Stock (“Class I Stock;” and, together with Class A Stock and Class C Stock, collectively, the “Stock”), on the Company’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on the date hereof (File No. 811-23696) (together with all amendments through the date hereof, the “Registration Statement”).

We have examined the Registration Statement (exclusive of the exhibits thereto other than the Company’s articles of incorporation and bylaws) and such corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company.

Assumptions

In rendering this opinion we have, with your consent, assumed, without having made any independent investigation of the facts, the following:

(i)       all documents submitted to us as originals are authentic;

(ii)      all documents submitted to us as copies conform with the originals of those documents;

(iii)     all signatures on all documents submitted to us for examination are genuine;

Popular Center 19th Floor 208 Ponce de León Ave. San Juan, PR 00918

Popular Income Plus Fund, Inc.

April 6, 2022

(iv)    each natural person executing any such document is legally competent to do so;

(v)     all public records reviewed by us or on our behalf are accurate and complete; and

(vi)   at the time of issuance of any Stock, (A) the total number of shares of (1) Class A Stock issued and outstanding will not exceed the total number of shares of Class A Stock that the Company is then authorized to issue under its articles of incorporation, (2) Class C Stock issued and outstanding will not exceed the total number of shares of Class C Stock that the Company is then authorized to issue under its articles o incorporation, (3) Class I Stock issued and outstanding will not exceed the total number of shares of Class I Stock that the Company is then authorized to issue under its articles of incorporation; (B) the Company will be in good standing under the laws of the Commonwealth of Puerto Rico; and (C) neither the articles of incorporation nor the bylaws of the Company will have been amended so as to cause such issuance of the shares of Stock to conflict with or violate any provisions of the articles of incorporation or the bylaws of the Company.

Opinions

On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.      The shares of Stock, when issued under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable.

Qualifications

Our opinions set forth herein are subject to the following limitations, assumptions and qualifications:

(i)     We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the Commonwealth of Puerto Rico.

(ii)     The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

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Popular Income Plus Fund, Inc.

April 6, 2022

This opinion is given as of the date hereof, based upon applicable law and facts as of the date hereof, and we disclaim any obligation to update this opinion letter for events or changes in law occurring after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Pietrantoni Mendez & Alvarez LLC